NOTICE OF PUBLIC SALE.  NOTICE IS HEREBY GIVEN that on  Monday, January 9th, 2012, at 10:00 a.m. (the “Date of Sale”) at the offices of PepperBall Technologies, Inc., 6142 Nancy Ridge Drive, San Diego,, California, Phoenix International, LLC, as secured party (“Secured Party”) will hold a public auction to sell all of the tangible and intangible property of PepperBall Technologies, Inc. and PepperBall Technologies – CA, Inc. (collectively, the “Assets”), by virtue of Debtor’s default in certain Loan Agreements dated January 15, 2010 with Secured Party’s predecessors in interest, The James A. Simpson Foundation, a California Non Profit Corporation and J. A. & G. L. Trust dated May 18, 1988. The Secured Party or its assignee or designee reserves the right to credit bid for the Assets at the sale. The winning bidder will be required to deposit twenty-five percent (25%) of its maximum bid in cash or by certified or cashier's check with the Secured Party on the Date of Sale. The winning bidder will be required to transmit the balance of the purchase price to Secured Party within two (2) business days after the Date of Sale. Inquiries should be directed to Secured Party's counsel, Clark Hill PLC, Attn: James Drake, 150 N. Michigan Avenue, Suite 2700, Chicago Illinois 60601, telephone: 312-985-5900.